EXHIBIT 5 TO
                                                     REGISTRATION STATEMENT


January 17, 1995



Equitable of Iowa Companies
P.O. Box 1635
Des Moines, Iowa  50306-1635

     Re:  $125,000,000 in Debt Securities of
          Equitable of Iowa Companies

Ladies and Gentlemen:

     We have acted as counsel to Equitable of Iowa Companies, an Iowa corporation ("EIC") in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by EIC with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") relating to the registration of $125,000,000 in debt securities (the "Debt Securities") of EIC. The Debt Securities will be issued under an Indenture (the "Indenture") between EIC and The First National Bank of Chicago as Trustee in substantially the form filed with the Commission as an exhibit to the Registration Statement.

     In rendering this opinion, we have examined and relied upon a copy of the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for examination.

     Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, it is our opinion that each series of Debt Securities will be legally issued and binding obligations of EIC (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Indenture, including any necessary supplemental indenture, filed as an exhibit to the Registration Statement shall have been duly executed and delivered by EIC and the Trustee and qualified under the Trust Indenture Act of 1939, as amended; (ii) a Prospectus Supplement with respect to such series of Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Board Resolution or Officers' Certificate within the meaning of the Indenture shall have been duly issued, or supplemental indenture entered into, in accordance with the Indenture detailing the establishment of such series of Debt Securities; and (iv) such series of Debt Securities shall have been duly executed and authenticated and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Debt Securities. Without limiting the generality of the foregoing, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

     This opinion is limited to the laws of the State of Iowa and of the United States of America to the extent applicable.

     We hereby consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement and to all references to this law firm in the Registration Statement or the Prospectus included therein.


                              Respectfully submitted,

                              Nyemaster, Goode, McLaughlin,
                                Voigts, West, Hansell &
                                   O'Brien, P.C.



                              By  /s/ G. R. Neumann
                                  G. R. Neumann

GRN:pjt